UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2007 (October 16, 2007)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2007, HRPT Properties Trust, or the Company, amended its Declaration of Trust to increase the number of its authorized shares of beneficial interest from 350,000,000 to 400,000,000. The Company’s authorized shares are currently classified as follows: (i) 350,000,000 common shares, $0.01 par value per share; and (ii) 50,000,000 preferred shares, $0.01 par value per share.

In addition, on October 16, 2007, the Company increased the number of its authorized preferred shares which are designated as Junior Participating Preferred Shares from 3,000,000 to 3,500,000.

Item 8.01.  Other Events.

On October 16, 2007, the Company priced an underwritten public offering of 12,000,000 common shares of beneficial interest. The Company expects to issue and deliver these shares on or about October 19, 2007. The public offering price was $10.07 per share. The Company expects to use the $115.4 million of net proceeds of the offering (after estimated expenses and underwriters’ commissions) plus borrowings under the Company’s revolving credit facility to redeem all or a portion of the Company’s $300 million outstanding 8 ¾% Series B Cumulative Redeemable Preferred Shares, or Series B Preferred Shares.  The Company also granted the underwriters an option to purchase an additional 1,800,000 common shares to cover overallotments, if any.

A prospectus supplement relating to these common shares will be filed with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS, INCLUDING WITH RESPECT TO THE COMPANY’S ISSUANCE OF THE COMMON SHARES (INCLUDING THE OVERALLOTMENT OPTION) AND ITS INTENDED USE OF THE PROCEEDS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT EXPECTATIONS, BUT THESE STATEMENTS AND THE IMPLICATIONS OF THESE STATEMENTS ARE NOT GUARANTEED. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The Company hereby files the following exhibits:

1.1                                 Underwriting Agreement dated as of October 16, 2007 between HRPT Properties Trust and the underwriters named therein, pertaining to the sale of up to 13,800,000 of the Company’s common shares of beneficial interest.

3.1                                 Articles of Amendment to Declaration of Trust dated October 16, 2007.

3.2                                 Articles Supplementary to Declaration of Trust dated October 16, 2007.

5.1                                 Opinion of Venable LLP.

8.1                                 Opinion of Sullivan & Worcester LLP as to tax matters.

23.1                           Consent of Venable LLP (contained in Exhibit 5.1).

23.2                           Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
John C. Popeo
Treasurer and Chief Financial Officer

Dated: October 16, 2007